Vulcan Infrastructure and Power Reports Second Quarter 2026 Results
Recently Announced $39.4 Million Strategic Investment Positions Vulcan to Accelerate Development of its Power and Digital Infrastructure Platform
PITTSFORD, N.Y.—August 14, 2026-- Vulcan Infrastructure and Power Inc. (Nasdaq: VIP) (“Vulcan” or the “Company”), a power and infrastructure platform focused on acquiring, developing and operating energized sites supporting artificial intelligence and high-performance computing data centers, announced financial and operating results for the second quarter ended June 30, 2026 and provided an update on its strategic transition into a power and digital infrastructure platform and related development initiatives.
Vulcan CEO Jordan Kovler commented, “The strategic investment and transformation we announced in July represents an important step in our evolution. Upon closing, we expect the $39.4 million investment by Atlas Holdings,[1] Machine Investment Group, Conversant Capital and other investors to significantly strengthen our balance sheet, address our near-term debt maturities and provide additional capital to accelerate the development of our power and digital infrastructure platform. We simultaneously completed upgrades and repairs to our New York power plant to ensure we maintain our historically high uptime providing needed power to the grid, advanced pre-development work on our sites and made progress in evaluating potential beneficial use for our legacy fly ash.”
Kovler continued, “We control 104 MW of existing energized capacity and have a 654 MW development pipeline across owned sites, including more than 100 MW of near-term AI/HPC opportunities that we are actively working to commercialize. Our focus is on converting the value embedded in these power assets into higher-value infrastructure opportunities, while continuing to identify additional sites to expand our platform over time."
Kovler concluded, “Upon closing, we are excited to have three strategic investors with significant experience across power, infrastructure, real estate and large-scale data center development, which we believe will be valuable as we execute our strategy. Our immediate priorities are clear: close the financing transaction, advance the opportunities at Dresden and Mississippi, and continue building a pipeline of powered infrastructure assets that can drive Vulcan’s long-term growth.”
The Company’s first-half financial results largely reflect its historical operations and were impacted by several items, including certain non-recurring costs and revenue adjustments associated with the November 2025 electrical switchgear failure, business development investments related to the Company’s strategic transition, and losses on digital currency. Entering the second half of 2026, Vulcan’s focus is on executing its power and digital infrastructure strategy announced in July, including advancing the development and commercialization of its portfolio of energized sites and positioning the Company for long-term growth.
Recent Highlights:

•Announced $39.4 million strategic investment to be led by affiliates of Machine Investment Group and Atlas Holdings, together with institutional investors including Conversant Capital and certain company insiders, which, upon closing, will provide Vulcan with significant new capital and access to strategic expertise to accelerate its transition into a power and digital infrastructure platform;
•Announced the intent to use the net proceeds from the strategic investment to redeem all outstanding 8.50% Senior Notes due October 2026 (the “Senior Notes”), with an aggregate principal amount of approximately $33 million,[2] which is expected to significantly strengthen the Company’s balance sheet and enhance its financial flexibility to pursue growth opportunities;
•Advanced engineering, site planning and commercialization efforts as the Company pursues AI/HPC infrastructure opportunities
•Exchanged approximately $3.6 million in aggregate principal amount of the Senior Notes for $1.4 million in aggregate principal amount of the 10.00% Senior Notes due 2030 and an aggregate of 1,277,111 shares of Class A common stock during the second quarter, further reducing near-term indebtedness;
•Generated $20.0 million of power and capacity revenue during the first six months of 2026, an increase of 70% from the prior-year period; and
•Rebranded as Vulcan Infrastructure and Power Inc. and Class A common stock began trading on Nasdaq under the ticker “VIP,” reflecting the Company’s strategic transition to a power and digital infrastructure platform.
Second Quarter 2026 Financial Results:
•Total revenue of $3.4 million, a decrease of $9.5 million from Q2 2025;
•Net loss of $9.9 million, an increase of $5.8 million from Q2 2025;
•EBITDA loss of $8.5 million, an increase of $8.3 million from Q2 2025;
•Adjusted EBITDA loss of $6.7 million, compared to $0.4 million in Q2 2025;
•Net cash flow used for operating activities of $4.3 million, compared to $4.8 million in Q2 2025;
•Adjusted Free Cash Flow loss of $2.7 million, compared to $2.1 million in Q2 2025;
•Held $9.2 million of cash and digital assets as of June 30, 2026.
About Vulcan Infrastructure and Power Inc.
Vulcan Infrastructure and Power Inc. (Nasdaq: VIP) is a power and infrastructure platform focused on acquiring, developing and operating energized sites that support artificial intelligence and high-performance computing data centers, as well as local electricity grids.
No Notice of Redemption
This press release does not constitute a notice of redemption with respect to the Company’s outstanding Senior Notes under the indenture and supplemental indenture governing the Senior Notes and does not create any obligation on the part of the Company to redeem any of the Senior Notes or to issue any notice of redemption. Any redemption of the Senior Notes, if effected, will be made only in accordance with, and subject to the terms and conditions of, the indenture and supplemental indenture governing the Senior Notes, including the applicable notice requirements and satisfaction of any conditions precedent to such redemption.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Vulcan’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the AI/HPC transition, the recently announced $39.4 million strategic investment in the Company, including the proposed timing, steps contemplated and approvals with respect thereto, the intended use of proceeds from the financing, and the business plan, business strategy and operations of Vulcan in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the SEC. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Vulcan could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Vulcan does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.
Use of Non-GAAP Information
To provide investors and others with additional information regarding Vulcan’s financial results, Vulcan has disclosed in this press release the non-GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt. Management believes that the use of EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to, gains or losses from the sales of assets, gains on settlements of related party liabilities, contract pricing settlements and switchgear repairs. “Adjusted Free Cash Flow” is defined as net cash flow provided by (used for) operating activities less purchases of and deposits for property and equipment, which is then adjusted to add revenue from digital assets production and remove proceeds from the sale of digital assets already included in operating activities. Digital assets (i.e., bitcoin) generated from mining are treated as an adjustment to reconcile net income (loss) to cash used in operating activities in the GAAP financial statements. This Adjusted Free Cash Flow measure approximates the Company’s cash flow as if such digital assets, which are highly liquid, continued to be liquidated at the time of receipt, and presented within operating activities, instead of being presented within investing activities as a result of the Company’s bitcoin retention strategy. Adjusted Free Cash Flow is not intended to be a measure of residual cash available for management’s discretionary use because it omits significant sources and uses of cash flow, including, without limitation, mandatory debt repayments and realized and unrealized gains (losses) on digital assets. The most directly comparable GAAP financial measure to Total Debt and Net Debt is total long-term debt (including the current portion), which is reported at amortized cost on the Company’s consolidated balance sheet in accordance with U.S. GAAP (ASC 470-60). “Total Debt” differs from the GAAP measure of total long-term debt as it represents the aggregate outstanding principal indebtedness under the Company’s 8.50% Senior Notes due 2026, 10.00% Senior Notes due 2030 and, following the closing of the $39.4 million strategic investment transaction described herein (the “PIPE Transaction”), the senior secured convertible promissory note in the principal amount of $10.0 million to be issued to MIG REF II INFR, LLC (“MIG”) (the “MIG Convertible Note”), including any paid-in-kind interest added to the outstanding principal amount of the MIG Convertible Note, excluding adjustments for unamortized discounts, premiums and issuance costs that are netted against principal under GAAP to arrive at the carrying value. “Net Debt” is defined as Total Debt less cash and cash equivalents (including restricted cash) and digital assets. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. For example, Vulcan’s presentation of Total Debt and Net Debt may be different from similar non-GAAP financial measures presented by other companies given the inclusion of the fair market value of digital assets in the calculation of Net Debt. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, Vulcan’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by Vulcan may be different from non-GAAP financial measures presented by other companies. Specifically, Vulcan believes the non-GAAP information provides useful measures to investors regarding Vulcan’s financial performance by excluding certain costs and expenses that Vulcan believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Vulcan compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt on a supplemental basis. You should review the reconciliation of net loss (income) to EBITDA (loss) and Adjusted EBITDA, net cash flow provided by (used for) operating activities to Adjusted Free Cash Flow, and the Company’s indebtedness to Total Debt and Net Debt, and not rely on any single financial measure to evaluate the Company’s business.

Amounts denoted in millions	Three Months Ended
	June 30, 2026	June 30, 2025
Net loss	$(9.9)	$(4.1)
Interest expense, net	0.3	0.8
Benefit from income taxes	0.0	0.0
Depreciation	1.1	3.2
EBITDA	(8.5)	(0.2)
Stock based compensation	0.4	0.4
Loss (gain) on sale of assets	(1.2)	0.2
Gain on settlement of related party liability	0.0	—

Contract pricing settlements	1.7	—
Switchgear repairs	0.9	—
Adjusted EBITDA	$(6.7)	$0.4

Amount denoted in millions	Three Months Ended
	June 30, 2026	June 30, 2025
Net cash flow used for operating activities	$(4.3)	$(4.8)
Revenues from digital asset production	1.7	4.2
Purchases of and deposits for property and equipment	—	(1.6)
Adjusted free cash flow	$(2.7)	$(2.1)

Amounts denoted in millions	June 30, 2026	PIPE Transaction and Planned Redemption Adjustments	As Adjusted for PIPE Transaction and Planned Redemption[3]
8.50% Senior Notes due 2026[2]	$33.1	$ (33.1) [a]	$—
10.0% Senior Notes due 2030[2]	$3.7	—	$3.7
MIG Convertible Note	—	$ 10.0 [b]	$10.0
Total Debt	$36.9	$(23.1)	$13.7
Less: Cash and cash equivalents, including restricted cash	$(3.2)	$ (3.2) [c]	$(6.4)
Less: Digital Assets	$(6.0)	—	$(6.0)
Net Debt	$27.7	$(26.3)	$1.3

[a] Represents the anticipated redemption, following the closing of the PIPE Transaction, of approximately $33.1 million in aggregate principal amount of the Company’s outstanding 8.50% Senior Notes due 2026.
[b] Represents the anticipated issuance to MIG, upon the closing of the PIPE Transaction, of the MIG Convertible Note in the principal amount of $10.0 million. The MIG Convertible Note will accrue interest at a rate of 10.0% per annum, payable in kind monthly and added to its accreted principal amount.
[c] Represents the estimated increase in cash and cash equivalents resulting from the receipt of approximately $37.7 million of net proceeds from the PIPE Transaction, after deducting estimated transaction-related expenses, less approximately $33.1 million to be used to redeem the Company’s outstanding 8.50% Senior Notes due 2026 and approximately $1.4 million of contractual interest expected to be paid in connection with such redemption.

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[1] Atlas FRM LLC d/b/a Atlas Holdings LLC is an investment advisor to affiliated private funds.
[2] Excludes capitalized contractual interest payments as of June 30, 2026 for the Company’s senior unsecured debt due October 2026 and June 2030. See Note 5, “Debt,” in the Notes to the Company’s Unaudited Condensed Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
[3] The as adjusted amounts are presented for illustrative purposes only and assume the closing of the PIPE Transaction and the anticipated use of net proceeds described above. The PIPE Transaction remains subject to closing conditions and had not closed as of the date of this release. The as adjusted information does not purport to represent what the Company’s actual total debt and net debt would have been had the PIPE Transaction been completed on the dates assumed, nor is it necessarily indicative of future results. The assumptions underlying the as adjusted information are described above and should be read in conjunction with the Company’s financial statements and related notes and other financial information included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
Investor Contact
FNK IR
Rob Fink or Joey Delahoussaye
ir@vulcanip.com
312-809-1087